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                                                                  Exhibit (j)(2)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 67 Registration Statement on Form N-1A ("Registration Statement") of our report dated December 10, 2004, relating to the financial statements and financial highlights which appear in the October 31, 2004 Annual Reports to shareholders of Galaxy Prime Reserves Fund, Galaxy Government Reserves Fund, Galaxy Tax-Exempt Reserves Fund, Galaxy Institutional Government Money Market Fund, Galaxy Institutional Money Market Fund, and Galaxy Institutional Treasury Money Market Fund six of the portfolios comprising The Galaxy Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Disclosure of Portfolio Information", "Independent Registered Public Accounting Firms" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

Boston, MA
February 25, 2005